EXHIBIT A

Transactions in Shares of Common Stock
Within Past 60 Days

Trade Type	Trade Date	Quantity	Price ($)

SEL	May 21, 2003	5,000	$0.33 per share

SEL	May 21, 2003	5,000	$0.33 per share

SEL	May 21, 2003	5,000	$0.29 per share

SEL	May 21, 2003	5,000	$0.30 per share

SEL	May 21, 2003	12,500	$0.30 per share

SEL	May 21, 2003	5,000	$0.30 per share

SEL	May 21, 2003	5,000	$0.30 per share

SEL	May 21, 2003	5,000	$0.28 per share

SEL	May 21, 2003	2,500	$0.27 per share

SEL	May 21, 2003	8,500	$0.26 per share

SEL	May 21, 2003	5,000	$0.25 per share

SEL	May 21, 2003	4,100	$0.26 per share

SEL	May 21, 2003	5,000	$0.25 per share

SEL	May 21, 2003	5,000	$0.26 per share

SEL	May 21, 2003	7,500	$0.25 per share

SEL	May 21, 2003	14,900	$0.25 per share

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